Exhibit 10.24

IMAX CORPORATION

THIRD AMENDING AGREEMENT

This Amendment to Employment Agreement dated as of January 23, 2012 (the “Amending Agreement”) is made between:

IMAX CORPORATION, a corporation incorporated under the laws of Canada (hereinafter referred to as the “Company”),

and

JOSEPH SPARACIO, of the Town of Holmdel in the State of New Jersey

(the “Executive”),

WHEREAS, the Company wishes to enter into this Amending Agreement to amend and extend the Employment Agreement dated as of May 14, 2007 between the Company and Executive as amended by the First Amending Agreement dated May 14, 2009 and the Second Amending Agreement dated May 14, 2010 (together, the “Agreement”), whereunder the Executive provides services to the Company, and the Executive wishes to so continue such engagement, as on the same terms and conditions as set out thereunder.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1.3 of the Agreement shall be deleted and replaced with the following:

“Section 1.3 Term of Employment. The Executive’s employment under this Agreement commenced on the 14th day of May, 2007 (the “Commencement Date”) and shall terminate on the earlier of (i) May 14, 2014, or (ii) the termination of the Executive’s employment pursuant to this Agreement. The period commencing as of the Commencement Date and ending on May 13, 2014 or such later date to which the term of the Executive’s employment under this Agreement shall have been extended is hereinafter referred to as the “Employment Term”. The Company shall notify the Executive at least six (6) months prior to the anniversary of this Amending agreement of its intentions with respect to renewing the Agreement.”

2. Section 2.1 of the Agreement shall be deleted and replaced with the following:

“Section 2.1 Base Salary. Effective May 14, 2012, the Executive’s Base Salary shall be US$425,000. Effective May 14, 2013, the Executive’s Base Salary shall be US$450,000.”

3. Section 2.3 of the Agreement shall be amended by the addition of the following language:

“Any unvested options granted to you under the Option Plan shall be cancelled effective on your Termination Date. In the event of a termination without cause, any vested options granted to you under the Option Plan will remain available for exercise for a period of six months following the Termination Date.”

Except as amended herein, all other terms of the Agreement shall remain in full force, unamended.

IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Amending Agreement on this 1st day of February, 2012.

IMAX CORPORATION

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Senior Exec. Vice President & General Counsel

By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Chief Administrative Officer & Corporate Secretary

SIGNED, SEALED AND DELIVERED in the presence of:	EXECUTIVE:

/s/ Tamara R. Steeles	/s/ Joseph Sparacio
Witness	Joseph Sparacio